                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                October 14, 1996
                                 Date of Report
                        (Date of earliest event reported)




                               DIGITAL SYSTEMS INTERNATIONAL, INC.
                     (Exact name of registrant as specified in its charter)

     Washington                       0-18511                    91-1273645
   (State or other             (Commission File No.)           (IRS Employer
   jurisdiction of                                          Identification No.)
   incorporation)

                             6464 185th Avenue N.E.
                            Redmond, Washington 98052
          (Address of principal executive offices, including zip code)

                                 (206) 881-7544
              (Registrant's telephone number, including area code)

                                  Page 1 of 6
                        Exhibit Index appears on page 6

 ITEM 5.       OTHER EVENTS

         THE MERGER AGREEMENT WITH VIEWSTAR CORPORATION

         On October 14, 1996, Digital Systems International, Inc. ("Digital") executed an Agreement and Plan of Merger, dated as of October 14, 1996 (the "Merger Agreement"), by and among Digital, ViewStar Corporation, a California Corporation ("ViewStar"), and Vision Merger Corporation, a Washington corporation and a wholly-owned subsidiary of Digital ("Merger Sub"), providing for the merger of Merger Sub into ViewStar, with ViewStar as the surviving corporation (the "Merger"). The parties intend for the Merger to be accounted for as a pooling-of-interests and to qualify as a tax-free reorganization.

         At the time of effectiveness of the Merger (the "Effective Time"), each issued and outstanding share of common stock, par value $.001 per share of ViewStar (the "ViewStar Common Stock"), will be converted into the right to receive .693 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Digital (the "Digital Common Shares"), and each issued and outstanding share of preferred stock, par value $.001 per share, of ViewStar (the "ViewStar Preferred Stock" and, together with the ViewStar Common Stock, the "ViewStar Stock") will be converted into a number of Digital Common Shares equal to the Exchange Ratio times the number of shares of ViewStar Common Stock into which such ViewStar Preferred Stock is convertible (based upon a conversion ratio of one share of ViewStar Common Stock for 3.5 shares of ViewStar Preferred Stock) immediately prior to the Effective Time. In addition, each option to purchase shares of ViewStar Stock that is outstanding at the Effective
Time of the Merger will be converted into an option to purchase a number of Digital Common Shares equal to the product of the Exchange Ratio and the number of shares of ViewStar Common Stock, subject to such option. Each outstanding warrant to purchase shares of ViewStar Stock (other than a warrant held by Comdisco, Inc. that will convert into a warrant to purchase Digital Common Shares) will terminate if not exercised prior to the Effective Time. Based on the capitalization of Digital and ViewStar as of October 14, 1996, and the Exchange Ratio, as a result of the Merger the shareholders of ViewStar immediately prior to the Effective Time (the "ViewStar Shareholders") will own approximately 27.5% of the outstanding Digital Common Shares (the "Share Consideration") immediately following consummation of the Merger (including the Holdback Shares described below, excluding Digital Common
Shares owned by ViewStar Shareholders prior to the Merger, if any, and assuming exercise of outstanding warrants and no exercise of outstanding options).

         Pursuant to the Merger Agreement, for up to six months following the Closing, and subject to certain other limitations, the Share Consideration may be reduced by a number of Digital Common Shares equal in value to certain losses in excess of $350,000 that may be suffered by Digital due to certain breaches by ViewStar of its representations and warranties or failure by ViewStar to perform its obligations under the Merger Agreement. Digital Common Shares representing 10% of the Share Consideration (the "Holdback Shares") will be retained by Digital in order to effect any necessary reduction in the Share Consideration.

         The Merger is subject to approval by Digital's shareholders of the issuance of Digital Common Shares pursuant to the Merger Agreement (the "Issuance") at a special meeting expected to be held in December 1996, and of the holders of a majority of the ViewStar Common Stock outstanding and the holders of a majority of the ViewStar Preferred Stock outstanding. The parties expect that the closing of the transaction will occur on or before December 31, 1996.

         The Merger also is subject to customary closing conditions, including, without limitation, the making of all necessary governmental filings and the effectiveness of a registration statement to be filed with the Securities and Exchange Commission with respect to the Digital Common Shares issuable in the Merger. Under certain circumstances, either Digital or ViewStar may be required to pay a termination fee and to reimburse the other party for its expenses if the Merger Agreement is terminated.

         The Merger Agreement provides that Kamran Kheirolomoom, President and Chief Executive Officer of ViewStar, and Umang Gupta, a director of ViewStar, will be appointed to Digital's Board of Directors. Digital also has entered into employment agreements with certain of ViewStar's executive officers.

         On October 14, 1996, concurrently with the signing of the Merger Agreement, Digital, certain affiliates of Digital and ViewStar entered into an agreement (the "Shareholders Agreement") pursuant to which, among other things, each of the Digital affiliates has agreed to vote for approval of the Issuance and each of the ViewStar affiliates has agreed to approve the Merger
Agreement. As of October 14, 1996, the Digital affiliates had the power to vote shares representing approximately 1.6% of the voting power of the Digital Common Shares, and the ViewStar affiliates had the power to vote shares representing approximately 72.4% of the voting power of the ViewStar Common Stock and approximately 94.9% of the voting power of the ViewStar Preferred Stock.

         Prior to negotiation of the Merger Agreement, Digital and ViewStar entered into a Joint Marketing and Product Development Agreement, dated as of September 20, 1996, (the "Alliance Agreement") pursuant to which the parties agreed to begin immediately to implement a product development strategy for the joint marketing of Digital's and ViewStar's products. The Alliance Agreement calls for joint marketing and product development efforts to be undertaken in three phases. Digital and ViewStar also entered into a Loan Agreement, dated September 20, 1996, pursuant to which Digital loaned ViewStar $4,000,000 to finance its working capital needs, including ViewStar's costs associated with the joint marketing and product development efforts of Digital and ViewStar.

         The Merger Agreement, Shareholders Agreement, Alliance Agreement, Loan Agreement (the "Agreements") and a joint press release issued by the parties to announce the Merger are filed as exhibits to this report and are incorporated herein by reference.


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The descriptions of the Agreements herein do not purport to be complete and are qualified in their entirety by the provisions of the Agreements.

         The Digital Common Shares are quoted on the NASDAQ National Market System under the trading symbol "DGTL."

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

         Exhibit Number        Description                                             Page
         --------------        -----------                                             ----
         2.1                   Agreement and Plan of Merger among Digital
                               Systems International, Inc., ViewStar Corporation
                               and Vision Merger Corporation, dated as of
                               October 14, 1996.

         10.1                  Shareholders Agreement among Digital Systems
                               International, Inc., certain directors of Digital
                               Systems International, Inc. and certain
                               shareholders of ViewStar Corporation, dated as of October 14, 1996.

         10.2 Joint Marketing and Product Development Agreement between Digital Systems International, Inc. and
                               ViewStar Corporation, dated September 20, 1996.

         10.3                  Loan Agreement between Digital Systems
                               International, Inc. and ViewStar Corporation, dated September 20, 1996.

         99.1                  Press Release issued October 14, 1996.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             DIGITAL SYSTEMS INTERNATIONAL, INC.


Dated:  October 14, 1996

                             By
                               ------------------------------------------------
                               John J. Flavio, Senior Vice President
                                 and Chief Financial Officer

                                                                          Page 5
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                                  EXHIBIT INDEX

         Exhibit Number         Description                                             Page
         --------------         -----------                                             ----
         2.1                    Agreement and Plan of Merger among Digital
                                Systems International, Inc., ViewStar Corporation
                                and Vision Merger Corporation, dated as of
                                October 14, 1996.

         10.1                   Shareholders Agreement among Digital Systems
                                International, Inc., certain directors of Digital
                                Systems International, Inc. and certain
                                shareholders of ViewStar Corporation, dated as of October 14, 1996.

         10.2 Joint Marketing and Product Development Agreement between Digital Systems International, Inc. and
                                ViewStar Corporation, dated September 20, 1996.

         10.3                   Loan Agreement between Digital Systems
                                International, Inc. and ViewStar Corporation, dated September 20, 1996.

         99.1                   Press Release issued October 14, 1996.

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